Each of the undersigned persons certifies that such person is individually eligible to use Schedule 13D for reporting such person's ownership of Class B Common Stock of Crown Central Petroleum Corporation, that the information concerning such person contained in Amendment No. 2 to Schedule 13D is complete and accurate and that such person does not know or have any reason to believe that information with respect to any of the other undersigned persons making the filing is inaccurate. Each of the undersigned persons acknowledges and agrees that Amendment No. 2 to Schedule 13D is filed on behalf of all of the undersigned persons.



                                AMERICAN TRADING AND PRODUCTION CORPORATION



December 18, 1998               By:  /s/ Louis B. Thalheimer
                                Name: Louis B. Thalheimer
                                Title: Chairman and Chief Executive Officer


December 18, 1998               ATAPCO, Inc.

                                By:  /s/ Hans Fristedt
                                Name:  Hans Fristedt
                                Title:  President



December 18, 1998               Barbara B. Hirschhorn*
                                Barbara B. Hirschhorn


December 18, 1998               Elizabeth B. Roswell*
                                Elizabeth B. Roswell



December 18, 1998               Ruth R. Marder*
                                Ruth R. Marder


December 18, 1998               Henry A. Rosenberg, Jr.*
                                Henry A. Rosenberg, Jr.



December 18, 1998               Judith R. Hoffberger*
                                Judith R. Hoffberger

December 18, 1998               /s/ Louis B. Thalheimer
                                Louis B.  Thalheimer



December 18, 1998               Marjorie T. Coleman*
                                Marjorie T. Coleman


December 18, 1998               Elizabeth T. Wachs*
                                Elizabeth T. Wachs



December 18, 1998               Edward L. Rosenberg*
                                Edward L. Rosenberg


December 18, 1998               Frank B. Rosenberg*
                                Frank B. Rosenberg



December 18, 1998               Jeffrey A. Hoffberger*
                                Jeffrey A. Hoffberger


December 18, 1998               Russell J. Hoffberger*
                                Russell J. Hoffberger



                                /s/ Louis B. Thalheimer
                                *Louis B. Thalheimer
                                Attorney-in-fact